EXHIBIT 99.4

VANGUARD HEALTH SYSTEMS, INC.
Supplementary Financial Information

Normalized Diluted Earnings Per Share
Presentation of Most Directly Comparable GAAP Financial Measure
(Diluted Earnings Per Share) and Reconciliation of Normalized Diluted Earnings Per Share
to Diluted Earnings Per Share

($ presented in millions except per share amounts, unaudited)	Quarter ended
June 30, 2012
Income from continuing operations before income taxes	$20.2
Income tax expense	(1.8)
Income from continuing operations	18.4
Loss from discontinued operations, net of taxes	—
Net income	18.4
Net loss attributable to non-controlling interests	0.9
Net income attributable to Vanguard Health Systems, Inc. stockholders	19.3
Diluted weighted average shares outstanding (in thousands)	79,148
Diluted earnings per share	$0.24

Income from continuing operations before income taxes	$20.2
Income tax expense	(1.8)
Additional tax expense adjustment necessary to reflect a 39% effective tax rate	(6.1)
Income from continuing operations (as normalized)	12.3
Loss from discontinued operations, net of taxes	—
Net income (as normalized)	12.3
Net loss attributable to non-controlling interests	0.9
Net income attributable to Vanguard Health Systems, Inc. stockholders (as normalized)	13.2
Diluted weighted average shares outstanding (in thousands)	79,148
Normalized diluted earnings per share	$0.16